                                                        EXHIBIT 99.1

                    INDEPENDENT AUDITORS' REPORT

To Board of Directors
Pinnacle Financial Services, Inc.

We have audited the combination of Pinnacle Financial Services, Inc. and subsidiaries (the Company) and Indiana Federal Corporation and subsidiaries
(IFC) and CB Bancorp, Inc. and subsidiaries (CB) as reflected in the accompanying consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the combination of the Company and IFC and CB as reflected in these consolidated financial statements based on our audit procedures.

We previously audited and reported on the consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, prior to their restatement for the 1997 pooling of interests with IFC and CB (which statements are not presented separately herein) and have issued our report thereon dated March 3, 1997. Ernst & Young LLP previously audited and reported on the consolidated balance sheets of IFC as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, prior to their restatement for the 1997 pooling of interests with the Company (which statements are not presented separately herein) and have issued their report thereon dated February 28, 1997. Crowe, Chizek and Company LLP previously audited and reported on the consolidated balance sheets of CB as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended March 31, 1997, prior to their restatement for the 1997 pooling of interests with the Company (which statements are not presented separately herein) and have issued their report thereon dated May 23, 1997. The contribution of IFC to combined restated assets as reflected in the consolidated financial statements represented 39.3 percent as of December 31, 1996 and 1995; to combined restated total income represented 28.7 percent, 45.0 percent, and
51.1 percent for the years ended December 31, 1996, 1995, and 1994, respectively. The contribution of CB to combined restated assets as reflected in the consolidated financial statements represented 10.6 percent and 11.2 percent as of March 31, 1997 and 1996, respectively; to combined restated total income represented 14.4 percent, 15.2 percent, and 11.7 percent as of March 31, 1997, 1996, and 1995, respectively.

The consolidated financial statements give retroactive effect to the merger of the Company and IFC and CB on August 1, 1997, which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interest method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they represent the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the consolidated financial statements referred to above have been combined on the basis described in Note 1 of the notes to the consolidated financial statements.


                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
February 10, 1998

                         REPORT OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
Indiana Federal Corporation


We have audited the consolidated statements of condition of Indiana Federal Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indiana Federal Corporation and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                      /s/ Ernst & Young LLP


Chicago, Illinois
February 28, 1997

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
CB Bancorp, Inc. and Subsidiary
Michigan City, Indiana


We have audited the accompanying consolidated balance sheets of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended March 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended March 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES," as of April 1, 1994.


                                      /s/ Crowe, Chizek and Company LLP



South Bend, Indiana
May 23, 1997


PINNACLE FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------
Year Ended December 31 (in thousands, except share data)                    1996         1995
-----------------------------------------------------------------------------------------------
ASSETS:
  Cash and cash equivalents:
    Cash and due from banks                                              $60,957        $52,331
    Federal funds sold                                                    15,750          9,225
-----------------------------------------------------------------------------------------------
       Total cash and cash equivalents                                    76,707         61,556
  Interest-bearing deposits with financial institutions                   13,171         42,997
  Securities available-for-sale:
      Taxable                                                            491,039        376,421
      Tax-exempt                                                          22,447         21,602
  Securities held-to-maturity:
      Taxable                                                             14,299         15,867
      Tax-exempt                                                               -             -

  Loans held for sale                                                     11,485         26,740

  Loans, net of unearned income                                        1,415,855      1,210,272
  Less allowance for loan losses                                          14,909         13,853
-----------------------------------------------------------------------------------------------
      Net Loans                                                        1,400,946      1,196,419
  Premises and equipment, net                                             26,082         25,853
  Interest receivable and other assets                                    79,034         73,896
-----------------------------------------------------------------------------------------------
       Total assets                                                   $2,135,210     $1,841,351
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

LIABILITIES:
  Deposits:
    Non-interest bearing demand                                         $121,235        $97,926
    Interest bearing demand                                              143,821        149,552
    Savings                                                              437,513        415,464
    Time                                                                 776,142        710,365
-----------------------------------------------------------------------------------------------
       Total deposits                                                  1,478,711      1,373,307
  Federal Home Loan Bank advances                                        369,238        239,224
  Securities sold under repurchase agreements, and other borrowings      102,206         47,160
  Interest payable and other liabilities                                  14,796         17,202
-----------------------------------------------------------------------------------------------
      Total liabilities                                                1,964,951      1,676,893

STOCKHOLDERS' EQUITY:
Common stock; no par value;  15,000,000 shares authorized;
  12,151,514 shares issued and outstanding at December 31, 1996;
  and 12,031,463 shares issued and outstanding at December 31, 1995       19,110         19,110
Additional paid-in capital                                                78,192         77,486
Retained earnings                                                         83,599         76,241
Treasury stock                                                           (10,304)        (9,710)
Guaranteed ESOP obligation                                                  (379)          (590)
Recognition and retention plan obligation                                     (4)           (21)
Net unrealized gain (loss) on securities available-for-sale                   45          1,942
-----------------------------------------------------------------------------------------------
       Total stockholders' equity                                        170,259        164,458
-----------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                     $2,135,210     $1,841,351
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
See accompanying notes to supplemental consolidated financial statements.



PINNACLE FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------------------------------------
Years ended December 31 (in thousands, except per share data)               1996           1995         1994
-------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable                                                             $114,316        $90,234        $66,172
    Tax-exempt                                                               404            346            412
  Interest and dividends on securities:
    Available-for-sale
        Taxable                                                           29,424         12,867          9,845
        Tax-exempt                                                         1,140            159            178
    Held-to-maturity
        Taxable                                                            1,227          2,500          3,111
        Tax-exempt                                                             -            873            998
  Interest on federal funds sold                                             410            257            140
  Interest on interest-bearing deposits with financial institutions          982            680          1,211
-------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST INCOME                                              147,903        107,916         82,067
INTEREST EXPENSE:
  Interest on deposits                                                    60,567         43,556         31,756
  Interest on Federal Home Loan Bank advances                             15,928          8,821          4,694
  Interest on securities sold under repurchase agreements
     and other borrowings                                                  3,104          2,692          1,921
-------------------------------------------------------------------------------------------------------------
      TOTAL INTEREST EXPENSE                                              79,599         55,069         38,371
-------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME                                                 68,304         52,847         43,696
Provision for loan losses                                                  2,681          1,422            382
-------------------------------------------------------------------------------------------------------------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 65,623         51,425         43,314
Noninterest income:
  Service charges on deposit accounts                                      4,341          3,653          2,999
  Trust income                                                               789            605            485
Securities gains and losses, net                                             708            790            134
  Other income                                                             7,015          4,761          5,453
-------------------------------------------------------------------------------------------------------------
      TOTAL NONINTEREST INCOME                                            12,853          9,809          9,071
Noninterest expenses:
  Salaries and benefits                                                   21,690         17,599         14,803
  Occupancy expense                                                        4,123          3,076          2,707
  Equipment expense                                                        3,473          2,813          2,166
  FDIC insurance premiums                                                  7,858          1,965          2,064
  Other expense                                                           17,802         13,207         10,064
-------------------------------------------------------------------------------------------------------------
      TOTAL NONINTEREST EXPENSES                                          54,946         38,660         31,804
-------------------------------------------------------------------------------------------------------------
INCOME BEFORE FEDERAL INCOME TAX EXPENSE                                  23,530         22,574         20,581
FEDERAL INCOME TAX EXPENSE                                                 7,443          6,353          6,369
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                               $16,087        $16,221        $14,212
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE                                                $1.32          $1.58          $1.39
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                   12,196,963     10,298,390     10,226,756
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
CASH DIVIDENDS DECLARED PER COMMON SHARE                                   $0.82          $0.76          $0.62
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.


PINNACLE FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Net Unrealized
                                                                                                              Gains (Losses)
                                                            Additional                     Guaranteed         on Securities
                                                    Common    Paid-in   Retained  Treasury    ESOP            Available-for-
(Dollars in thousands)                              Stock     Capital   Earnings   Stock   Obligation   RRP       Sale        Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1994                            $19,110   $41,894    $58,893  $(7,217)   $(895)    $(90)       $736   $112,431
Net income                                                -         -     14,212        -        -        -          -      14,212
Common stock dividends declared:
    Pinnacle Financial Services, Inc. $.62 per share      -         -     (2,369)       -        -        -          -      (2,369)
    Pooled companies prior to merger                      -         -     (3,385)       -        -        -          -      (3,385)
Common stock issuance upon exercise of options            -       843          -        -        -        -          -         843
Purchase of treasury stock                                -         -          -   (1,779)       -        -          -      (1,779)
Payments made on guaranteed ESOP obligation               -         -          -        -      180        -          -         180
Amortization of RRP contribution                          -         -          -        -        -       42          -          42
Reissuance and retirement of treasury stock               -       (41)         -       96        -        -          -          55
Cash paid in lieu of fractional shares                    -        (6)         -        -        -        -          -          (6)
Change in unrealized gain(loss) for securities
available-for-sale net of tax effect of $ (2,677)         -         -          -        -        -        -     (4,083)     (4,083)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                           19,110    42,690     67,351   (8,900)    (715)     (48)    (3,347)    116,141
Net income                                                -         -     16,221        -        -        -          -      16,221
Common stock dividends declared:
    Pinnacle Financial Services, Inc. $.76 per share      -         -     (3,295)       -        -        -          -      (3,295)
    Pooled companies prior to merger                      -         -     (4,036)       -        -        -          -      (4,036)
Issuance of common stock for:
    Employee incentive plan                               -       636          -        -        -        -          -         636
    Stock offering, net of costs                          -    13,184          -        -        -        -          -      13,184
    Acquisition of Maco Bancorp, Inc.                     -    20,985          -        -        -        -          -      20,985
Purchase of treasury stock                                -         -          -     (957)       -        -          -        (957)
Payments made on guaranteed ESOP obligation               -         -          -        -      125        -          -         125
Amortization of RRP contribution                          -         -          -        -        -       27          -          27
Reissuance and retirement of treasury stock               -       (79)         -      147        -        -          -          68
Tax benefit related to stock option plans                 -        70          -        -        -        -          -          70
Change in unrealized gain(loss) for securities
available-for-sale net of tax effect of $3,468            -         -          -        -        -        -      5,289       5,289
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                           19,110    77,486     76,241   (9,710)    (590)     (21)     1,942     164,458
Net income                                                -         -     16,087        -        -        -          -      16,087
Common stock dividends declared:
    Pinnacle Financial Services, Inc. $.82 per share      -         -     (4,838)       -        -        -          -      (4,838)
    Pooled companies prior to merger                      -         -     (3,891)       -        -        -          -      (3,891)
Issuance of common stock for:
    Employee incentive plan                               -       913          -        -        -        -          -         913
    Additional costs related to prior year
      stock offering                                      -      (259)         -        -        -        -          -        (259)
Purchase of treasury stock                                -         -          -     (612)       -        -          -        (612)
Payments made on guaranteed ESOP obligation               -         -          -        -       211       -          -         211
Amortization of RRP contribution                          -         -          -        -        -       17          -          17
Reissuance and retirement of treasury stock               -       (11)         -       18        -        -          -           7
Tax benefit related to stock option plans                 -        63          -        -        -        -          -          63
Change in unrealized gain(loss) for securities
available-for-sale net of tax effect of $(1,244)          -         -          -        -        -        -     (1,897)     (1,897)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                          $19,110   $78,192    $83,599 $(10,304)   $(379)     $(4)       $45    $170,259
                                                    =======   =======    ======= ========    =====      ====       ===    ========

See accompanying notes to consolidated financial statements



PINNACLE FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------
Years Ended December 31, (in thousands)                               1996            1995            1994
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                       $16,087        $16,221        $14,212
    Adjustments to reconcile net income to net cash (used)
     provided by operating activities:
          Depreciation and amortization                                4,999          3,756          2,734
          Net amortization on loans and securities                       636          1,088          1,450
          Provision for loan losses                                    2,681          1,422            382
          Deferred federal income taxes                               (1,206)          (446)           349
          Proceeds from sales of trading securities                   10,154          1,975         13,610
          Purchases of trading securities                            (10,171)        (1,976)       (13,553)
          Mortgage loans purchased under agreements to resell     (1,111,965)      (795,862)      (453,339)
          Proceeds from sale of mortgage loans purchased
           under agreements to resell                              1,096,721        741,010        462,354
          Mortgage loans originated for sale                        (175,118)       (58,845)       (24,808)
          Proceeds from sales of loans                               136,662         56,800         42,508
          Gain on sale of securities                                    (708)          (790)          (134)
          Gain on sale of loans                                       (1,019)          (545)            -
          Decrease(increase) in interest receivable and other assets  (2,697)        (1,482)           603
          Decrease in other liabilities                               (1,920)        (2,899)        (2,381)
-------------------------------------------------------------------------------------------------------------
         NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES            (36,864)       (40,573)        43,987
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Net increase in loans, excluding loan sales and purchases        (67,920)        (5,654)       (93,155)
    Purchases of loans                                               (79,642)       (17,723)       (14,345)
    Purchases of securities available-for-sale                      (320,047)      (145,617)      (168,015)
    Purchases of securities held-to-maturity                          (4,237)       (11,704)       (13,396)
    Proceeds from sales of  securities available-for-sale            146,580        140,291         23,063
    Proceeds from maturities and paydowns of securities
     available-for-sale                                               65,200         22,555        114,964
    Proceeds from maturities and paydowns of securities
     held-to-maturity                                                  5,803         31,036        111,799
    Net (increase) decrease in interest-bearing deposits with
     financial institutions                                           29,825        (24,583)        (1,983)
    Capital expenditures                                              (3,086)        (3,185)        (2,443)
    Purchase of Forrest Holdings Inc. preferred stock                 (2,500)           -                -
    Acquisition of MACO Bancorp, Inc., net of cash acquired and
     stock issued                                                          -        (12,683)             -
    Purchase of NCB Corp., net of cash acquired                            -         (6,841)             -
    Purchase of American Bancorp, Inc., net of cash acquired               -              -          5,170
-------------------------------------------------------------------------------------------------------------
         NET CASH USED BY INVESTING ACTIVITIES                      (230,024)       (34,108)       (38,341)
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposits                                         105,144         39,740          2,061
    Net increase in securities sold under repurchase agreements
     and other borrowings                                            185,207         53,789          6,378
    Net change in obligation to limited partnership                       18              -             -
    Common stock issued                                                  654         13,752           557
    Contribution to fund ESOP                                            211            125           180
    Issuance of treasury stock                                             7             68            55
    Purchase of treasury stock                                          (612)          (957)       (1,779)
    Dividends paid                                                    (8,590)        (6,826)       (5,684)
-------------------------------------------------------------------------------------------------------------
         NET CASH USED BY FINANCING ACTIVITIES                       282,039         99,691         1,768
-------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                             15,151         25,010         7,414
Cash and cash equivalents at beginning of year                        61,556         36,546        29,132
-------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             $76,707        $61,556       $36,546
                                                                     =======        =======       =======
-------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES:
-------------------------------------------------------------------------------------------------------------
        Interest paid                                                $78,987        $54,079       $38,420
        Federal income taxes paid                                     $7,921         $7,518        $5,879
        Loans transferred to other real estate owned                    $756           $738         $508
        Transfers of securities held-to-maturity to available-for-sale    $-       $239,332           $-
-------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT
December 31, 1996 and 1995
-------------------------------------------------------------------------------
NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

The accounting and reporting policies of Pinnacle Financial Services, Inc. and subsidiaries conform to generally accepted accounting principles and prevailing practices within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts, revenues and expenses during the reporting period. Actual results could differ for those estimates.

The following are significant accounting and reporting policies of Pinnacle Financial Services, Inc. and subsidiaries.

(a)  Consolidation and restatement
     The consolidated Pinnacle Financial Services, Inc. entity (the "Company") was formed on August 1, 1997 through a merger transaction whereby Indiana Federal Corporation and subsidiaries ("IFC") and CB Bancorp, Inc. and subsidiaries ("CB") were merged with and into the then existing Pinnacle Financial Services, Inc. and subsidiaries ("Pinnacle"). The merger transaction was accounted for in accordance with the pooling-of-interests method of accounting for a business combination. Accordingly, the consolidated financial statements included herein reflect the combination of the historical financial results of Pinnacle, IFC and CB and their respective recorded assets and liabilities have been restated at their historical cost as if the combining companies had been consolidated for all periods presented.

     As a result of the merger transaction, the consolidated financial statements include the accounts of Pinnacle Financial Services, Inc. and its wholly-owned subsidiaries, Pinnacle Bank (the "Bank"), IndFed Mortgage Company, and Pinnacle Financial Consultants. Pinnacle Bank's two wholly-owned subsidiaries are Starke's,Inc. and Brookview Real Estate, LTD. Effective December 31, 1996, Pinnacle Bank-Indiana (formerly a wholly-owned subsidiary of Pinnacle Financial Services, Inc.) was merged with and into Pinnacle Bank-Michigan, now collectively known as Pinnacle Bank. Significant intercompany balances and transactions have been eliminated in consolidation.

     Prior to the combination, CB's fiscal year ended March 31. In restating the historical consolidated financial statements included herein, CB's financial statements as of March 31, 1997 and 1996 and for each of the years in the three year period ended March 31, 1997 were combined with Pinnacle's and IFC's financial statements as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996.

(b)  Securities
     Securities which management believes could be sold prior to maturity in order to manage interest rate risk, prepayment risk, liquidity risk, or other corporate purposes are classified as available-for-sale and are carried at fair value with unrealized gains and losses, net of applicable income taxes, reported as a component of stockholders' equity.
     Securities which management believes are held for resale in anticipation of short-term market movements are classified as trading securities which are stated at fair value with unrealized holding gains and losses recognized in the income statement. Securities, other than the foregoing, which management has the positive ability and intent to hold until maturity are classified as securities held-to-maturity and are accounted for using historical amortized cost.

     Premiums and discounts on securities are amortized and accreted over the life of the related security as an adjustment to yield using the effective interest method. Gain or loss on the sale of securities is determined based on the adjusted cost of the specific security sold. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings thereby establishing a new cost basis for the security.

(c)  Loans Purchased Under Agreements to Resell
     The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary market. The Company held loans that were purchased under agreements to resell from 66 of the 117 approved mortgage companies as of December 31, 1996. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. As a result, no gains and losses are recorded at the resale of loans. The Company records interest income on the loans during the funding period and the Company records fee income received from the mortgage company for each loan when the loan is sold. The Company uses the stated interest rate in the agreement with each mortgage company for interest income recognition, and not the interest rates on individual loans. The Company does not retain servicing of the loans when they are resold. Purchase money and refinancing mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired are held for the duration of the construction loan period, which is typically six months or longer.

(d)  Loans Held for Sale
     Loans held for sale are carried at the lower of aggregate cost or market value. Net unrealized losses are recognized in a valuation allowance by charges to income.

(e)  Allowance for Loan Losses
     The allowance for loan losses is increased by provisions charged to operating expense, is decreased by charge offs, net of recoveries, and is available for losses incurred on loans, including certain accrued interest receivable.

     The allowance for loan losses is based on management's periodic evaluation of the loan portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's evaluation of the collectibility of specific loans. Management believes that the allowance for loan losses is adequate to absorb potential losses in the portfolio, however, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies periodically review the provision for loan losses. These agencies may require that additions be made to allowance for loan losses based upon their judgment of information available to them at the time of their examination.

     A loan is considered impaired when it is probable that a creditor will be unable to collect contractual principal and interest due according to the contractual terms of the loan agreement. Impaired loans are generally considered by the Company to be nonaccrual commercial and commercial real estate loans, restructured loans and commercial and commercial real estate loans for which principal and/or interest is at risk. Impairment is measured by determining the fair value of the loans based on the present value of expected cash flows, the market price of the loans, or the fair value of the underlying collateral. If the fair value of the loan is less than the recorded book value, a valuation allowance is established as a component of the allowance for loan losses.

(f)  Nonperforming Assets

     Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, loans contractually past due 90 days or more as to interest and/or principal and not included in nonaccrual loans, and other real estate which has been acquired primarily through foreclosure and is awaiting disposition. Loans are generally placed on a nonaccrual basis when, in the opinion of management, collection of principal or interest payments is unlikely. Income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable.

     Other real estate is carried at the lower of cost or fair value, less estimated costs to sell. When the property is acquired through foreclosure, any excess of the related loan balance over estimated fair value is charged to the allowance for loan losses. Subsequent write-downs, losses upon sale, and expenses related to maintenance of properties are charged to other expense.

(g)  Premises and Equipment
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation, computed on the straight-line and accelerated methods, is charged to operations over the estimated useful lives of the properties.

(h)  Long-lived Assets and Long-lived Assets to be Disposed of
     On January 1, 1996, the Company adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicates that the carrying amount may not be recoverable. The impairment is measured based on the present value of expected future cash flows from the use of the assets and its eventual disposition. If the expected cash flows are less than the carrying amount of the asset, an impairment loss is recognized based on current fair values. The adoption did not have a material impact to the Company's consolidated financial statements.

(i)  Goodwill and Other Intangibles
     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis up to 15 years with a remaining life of approximately 10 years at December 31, 1996.
     At December 31, 1996 and 1995, goodwill of approximately $14,604,000 and $16,618,000, respectively, is included in other assets in the accompanying consolidated balance sheets.

     Core deposit intangibles, representing the premium associated with the acquisition of certain deposit liabilities, are being amortized to operating expenses on a straight-line basis over the average lives of 7 to 10 years of such deposit liabilities, with a remaining life of approximately 4 years. At December 31, 1996 and 1995, core deposit intangibles of approximately $3,368,000 and $4,185,000, respectively, are included in other assets in the accompanying consolidated balance sheets.

     The Company assesses the recoverability of its goodwill and other intangibles through review of various economic factors on a periodic basis in determining whether impairment, if any, exists.

(j)  Mortgage Servicing Rights
     Effective January 1, 1995, the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights". Statement 122 amended SFAS Statement 65, "Accounting for Certain Mortgage Banking Activities", to require that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired, eliminating differences between servicing rights acquired through purchase transactions and those acquired through loan originator's. The Statement also requires the assessment of capitalized mortgage servicing rights for impairment based on the current fair value of those rights. Impairment is recognized through a valuation allowance established through a charge to expense. Mortgage servicing rights as of December 31, 1996 and 1995 totaled approximately $477,000 and $79,000, respectively.

(k)  Trust Assets
     Assets held by the Company in fiduciary or agency capacity for customers are not assets of the Company and as such are not included in the consolidated financial statements. Fee income is recognized on an accrual basis for financial reporting purposes.

(l)  Retirement Plan
     Costs for the Company's defined benefit plan, which covers substantially all employees of the former Pinnacle and CB entities, are accounted for in accordance with the requirements of Statement of Financial Accounting Standards No. 87, "Employers; Accounting for Pensions". The projected unit credit method is utilized for measuring net periodic pension cost over the employees' service life. The Company's funding policy is to contribute annually an amount calculated under the minimum ERISA funding requirements.

(m)   Postretirement Benefits Other Than Pensions
     An accrual for postretirement benefits is charged to current earnings based upon the expected cost of providing postretirement benefits to employees during the years that the employees render services.

(n)  Stock Option Plans
     As of December 31, 1996, the Company adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation". The Company applies APB Opinion 25, "Accounting for Employee Benefit Plans" and related interpretations in accounting for its stock option plans.

(o)  Federal Income Taxes
     Pinnacle, IFC and CB and their respective subsidiaries filed individual consolidated U.S. income tax returns. The consolidated tax liability is settled between companies generally as if each company had filed a separate return.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", the effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

(p)  Income Recognition
     The Company uses the accrual basis of accounting for financial reporting purposes. Loans are stated at the principal amount outstanding, net of any unearned income. Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yield.

(q)  Statements of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

(r)  Per Share Data
     Earnings per share is calculated by dividing net income by the weighed average number of shares of common stock and common stock equivalents outstanding during each period and is retroactively adjusted for stock splits and stock dividends. Common stock equivalents assume exercise of stock options, and the calculation assumes purchase of treasury stock with the proceeds at the average market price for the period (when dilutive). Fully diluted earnings per share equal the primary amount for all periods presented. Cash dividends per share are based upon the number of shares outstanding at date of declaration, retroactively adjusted for stock splits and stock dividends.

(s)  Reclassifications
     Certain prior year amounts were reclassified to conform to current year presentation.

------------------------------------------------------------------------------
NOTE 2  SUPERVISION AND REGULATION
------------------------------------------------------------------------------

The Company and its subsidiary bank are subject to supervision, regulation and periodic examination by various federal and state banking regulatory agencies including the Board of Governors of the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Michigan Financial Institutions Bureau (the "FIB"). Since the Company is a bank holding company, the Company's activities are limited to the business of banking and activities closely related to banking.

The following is a summary of certain statutes and regulations affecting the Company. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies.

BANK HOLDING COMPANIES. As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and by the FRB.

Banking laws and regulations restrict transactions by insured banks owned by a bank holding company, including loans to and certain purchases from the parent holding company, non-bank and bank subsidiaries of the parent holding company, principal stockholders, officers, directors and their affiliates, and investments by the subsidiary banks in the shares or securities of the parent holding company (or of any other non-bank or bank affiliates), and acceptance of such shares or securities as collateral security for loans to any borrower. The regulators also review other payments, such as management fees, made by subsidiary banks or affiliated companies.

Under the BHCA, a bank holding company is prohibited, with certain limited exceptions, from engaging in activities other than those of banking or of managing or controlling banks and from acquiring or retaining direct or indirect ownership or control of voting shares or assets of any company which is not a bank or bank holding company, other than subsidiaries engaged in activities which the Federal Reserve Board determines to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

BANKS. The Company's subsidiary bank is subject to regulation, supervision and periodic examination by the Michigan FIB. Additionally, as an institution whose deposits are insured by the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund (the "SAIF") of the FDIC, Pinnacle Bank is also subject to supervision, regulation and periodic examination by the FDIC.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary --- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1996, the most recent notification from the primary regulators of the former bank subsidiaries categorized the Bank as WELL CAPITALIZED or adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as WELL CAPITALIZED the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

                                                                                       To Be Well-
                                                                                    Capitalized Under
                                                         For Capital                Prompt Corrective
                                Actual                Adequacy Purposes             Action Provisions
                              -------------------------------------------------------------------------
                              Amount      Ratio         Amount      Ratio            Amount    Ratio
                              -------------------------------------------------------------------------
AS OF DECEMBER 31, 1996
Total Capital
 (to Risk Weighted Assets):
 CONSOLIDATED                 $168,081    13.30%       $100,870     8.00%           $126,087   10.00%
  Pinnacle Bank                145,522    11.61%        100,297     8.00%            125,372   10.00%
Tier 1 Capital
 (to Risk Weighted Assets):
 CONSOLIDATED                 $153,172    12.12%        $50,435     4.00%            $75,652    6.00%
 Pinnacle Bank                 130,613    10.42%         50,149     4.00%             75,223    6.00%
Tier 1 Capital
 (to Average Assets):
 CONSOLIDATED                 $153,172     7.41%        $83,832     4.00%           $104,790    5.00%
 Pinnacle Bank                 130,613     6.27%         83,367     4.00%            104,208    5.00%


------------------------------------------------------------------------------
NOTE 3   MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------

Effective August 1, 1997, the Company issued 4,790,736 and 1,553,144 shares of its common stock in exchange for all outstanding common stock of Indiana Federal Corporation ("IFC") and CB Bancorp, Inc. ("CB"), respectively, both of which are thrift holding companies located in Valparaiso and Michigan City, Indiana, respectively. The business combinations have been accounted for as pooling-of-interests transactions, and accordingly, the consolidated financial statements for periods prior to the combinations have been restated to include the accounts and results of operations of IFC and CB.

The results of the operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below (in thousands):


                                                   Year Ended December 31,
                                              1996           1995           1994
                                             ------         ------         ------
Net interest income:
   Pinnacle                                  34,276         19,344         17,106
   IFC                                       25,674         26,141         21,466
   CB                                         8,354          7,362          5,124
                                             ------         ------         ------
 Consolidated                                68,304         52,847         43,696
                                             ======         ======         ======

Net income:
 Pinnacle                                     9,152          6,459          5,290
 IFC                                          4,623          7,304          7,262
 CB                                           2,312          2,458          1,660
                                             ------         ------         ------
 Consolidated                                16,087         16,221         14,212
                                             ======         ======         ======

On October 1, 1996, the Company , through Pinnacle Bank, purchased Starke's, Inc., a local insurance agency, through the issuance of 99,451 shares of Pinnacle common stock. The assets acquired were $1,241,000 and the transaction was accounted for using the pooling of interests method with no restatement of prior periods as amounts involved were not material.

On December 1, 1995, the Company acquired all of the outstanding stock of Maco Bancorp, Inc. ("Maco"), a Delaware corporation and registered savings and loan holding company headquartered in Merrillville, Indiana, for a purchase price of $41,944,000 (the "Purchase Price"). Approximately 50% of the Purchase Price was paid in cash ($20,959,000) and the balance was paid in Pinnacle common stock valued at $20,985,000. The acquisition of Maco was accounted for as a purchase. All assets (approximately $412,800,000) and all liabilities (approximately $384,200,000) of Maco and its subsidiaries (First Federal Savings Bank of Indiana, Brookview Real Estate Ltd. and First Insurance, Inc.) were adjusted to fair value as of the effective date creating goodwill in the amount of $13,350,000 which is being amortized on a straight line basis over 15 years. Premiums and discounts on the fair value adjustments amounted to approximately $3,895,000 and $830,000, respectively. The operating results of Maco have been included in the Company's financial statements since the date of acquisition.

On January 31, 1995, the Company acquired, for $8.2 million, NCB Corporation ("NCB"), a bank holding company with total assets of approximately $45.0 million with offices in Culver and Granger, Indiana. The operations of NCB are included in the Company's financial statements since the date of acquisition and reflect the application of the purchase method of accounting. Under this method of accounting, the aggregate cost to the Company of the acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of January 31, 1995. On December 12, 1994, the Company acquired, for $7.1 million, American Bancorp, Inc. ("ABI"), a bank holding company with total assets of approximately $65.0 million with offices in North Judson, Knox, and San Pierre, Indiana. The operations of ABI are included in the Company's financial statements from the acquisition date and reflect the application of the purchase method of accounting. Under this method of accounting, the aggregate cost to the Company of the acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of December 12, 1994.

-----------------------------------------------------------------------------
NOTE 4   FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------------------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement 107), requires that the Company disclose estimated fair values for its financial instruments in its consolidated financial statements. Fair value estimation methods and assumptions are presented below for the Company's consolidated financial statements.



                                                           YEAR ENDED DECEMBER 31,
                                                  1996                            1995
                                  -------------------------------------------------------------------
                                        CARRYING                         CARRYING
CARRYING VALUE                            VALUE         FAIR VALUE         VALUE         FAIR VALUE

Financial Assets:
  Cash and due from banks                $60,957          $60,957         $52,331          $52,331
  Federal funds sold                      15,750           15,750           9,225            9,225
  Interest-bearing deposits with
    financial institutions                13,171           13,171          42,997           42,997
  Securities                             527,785          527,834         413,890          413,949
  Loans held for sale                     11,485           11,491          26,740           27,015
  Loans, net                           1,400,946        1,405,485       1,196,419        1,206,755
  Accrued interest recievable             15,778           15,778          11,799           11,799
                                  -------------------------------------------------------------------
  Total Financial Assets              $2,045,872       $2,050,466      $1,753,401       $1,764,071

Financial Liabilities:
  Noninterest-bearing deposits          $121,235         $121,235         $97,926          $97,926
  Interest-bearing deposits            1,357,476        1,361,453       1,275,381        1,278,722
  Securities sold under repurchase
    agreements, and other borrowings     471,445          474,356         286,384          286,664
  Accrued interest payable                 5,130            5,130           4,320            4,320
                                  -------------------------------------------------------------------
  Total Liabilities                   $1,955,286       $1,962,174      $1,664,011       $1,667,632

CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD: The carrying value of cash and due from banks and federal funds sold approximates fair value due to the short term maturity of those instruments.

INTEREST-BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS AND SECURITIES: Fair values of these instruments are based on quoted market prices, when available. If quoted market prices are not available, fair values are based on quoted market prices of comparable assets.

LOANS HELD FOR SALE:  Fair value are estimated based on quoted market prices.

LOANS, NET: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and consumer, including credit card loans. Each loan category is further segmented into fixed and adjustable rate interest terms.

The fair value of performing loans, except credit card loans, is calculated by discounting scheduled cash flows through the estimated maturity using the current rates at which similar loans would be made to borrowers with similar credit ratings with the same remaining maturities. The estimate of the maturity is based on industry forecast experience with repayments for each loan classification. The fair value of variable rate loans repricing within three months and credit card loans were assumed to be at carrying value.

Fair value for nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

The fair value estimate for credit card loans is based on the current carrying value of existing loans at December 31, 1996 and 1995. This estimate does not include the value that relates to estimated cash flows from new loans generated from existing cardholders over the remaining life of the portfolio.

ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE: The carrying value of accrued interest receivable and accrued interest payable approximates fair value due to the relatively short period of time to expected realization.

NONINTEREST-BEARING AND INTEREST-BEARING DEPOSITS: The fair value of deposits with no stated maturity, such as demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1996 and 1995. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar remaining maturities.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS AND OTHER BORROWINGS: The carrying amounts for securities sold under repurchase agreements and certain other borrowings approximate fair value as they mature in 90 days or less. The fair value of certain other borrowings with maturities greater than 90 days are based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT: The value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

LIMITATIONS: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of particular financial instruments. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a substantial trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage servicing operations, premises and equipment, and intangible assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

------------------------------------------------------------------------------
NOTE 5   CASH AND DUE FROM BANKS
------------------------------------------------------------------------------

The Bank is required to maintain certain daily reserve balances on hand in accordance with Federal Reserve Board requirements. The reserve balances maintained in accordance with such requirements at December 31, 1996 and 1995, were $10,603,000 and $10,015,000, respectively.

------------------------------------------------------------------------------
NOTE 6   SECURITIES
------------------------------------------------------------------------------

The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale securities at December 31, 1996.


                                                                           UNREALIZED           UNREALIZED
                                                     AMORTIZED             HOLDING              HOLDING
                                                        COST                 GAINS                LOSSES            FAIR VALUE
                                                 ---------------------------------------------------------------------------
                                                                                   (IN THOUSANDS)
AVAILABLE-FOR-SALE:
  U.S. Treasury and agency securities               $  205,608           $  787                $(1,212)             $205,183
  Obligations of states and
    political subdivisions                              21,873              582                     (8)               22,447
  Corporate securities                                  12,350                4                    (33)               12,321
  Equity securities                                     23,653              101                    (29)               23,725
  Mortgage backed securities                           249,950            1,327                 (1,467)              249,810
                                                  ---------------------------------------------------------------------------
    Total securities                                  $513,434           $2,801                $(2,749)             $513,486
                                                  ===========================================================================


The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale securities at December 31, 1995.

                                                                             GROSS                  GROSS
                                                                            UNREALIZED            UNREALIZED
                                                     AMORTIZED               HOLDING               HOLDING
                                                        COST                  GAINS                 LOSSES            FAIR VALUE
                                                  ---------------------------------------------------------------------------------
                                                                                    (IN THOUSANDS)
Available-for-sale:
  U.S. Treasury and agency securities                $  124,543             $  1,455              $(130)              $125,868
  Obligations of states and political subdivisions       20,850                  761                 (9)                21,602
  Corporate securities                                   22,734                   21               (132)                22,623
  Equity securities                                      17,366                   44                (17)                17,393
  Mortgage backed securities                            209,474                1,576               (513)               210,537
                                                      ----------              -------             ------             ---------
    Total securities                                   $394,967               $3,857              $(801)              $398,023
                                                      ==========              =======             ======             =========

The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for securities held to maturity at December 31, 1996.


                                                                             GROSS                  GROSS
                                                                            UNREALIZED            UNREALIZED
                                                     AMORTIZED               HOLDING               HOLDING
                                                        COST                  GAINS                 LOSSES            FAIR VALUE
                                                  ------------------------------------------------------------------------------
                                                                                    (IN THOUSANDS)

HELD-TO-MATURITY:
  U.S. Treasury and agency securities                $3,000                 $   -                 $   (48)            $  2,952
  Obligations of states and political subdivisions        -                     -                       -                    -
  Corporate securities                                2,789                     6                      (2)               2,793
  Equity securities                                       -                     -                       -                    -
  Mortgage backed securities                          8,510                   102                      (9)               8,603
                                                  ------------------------------------------------------------------------------
    Total securities                                $14,299                  $108                    $(59)             $14,348
                                                  ==============================================================================

The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for securities held to maturity at December 31, 1995.

                                                                             GROSS                  GROSS
                                                                            UNREALIZED            UNREALIZED
                                                     AMORTIZED               HOLDING               HOLDING
                                                        COST                  GAINS                 LOSSES            FAIR VALUE
                                                  ------------------------------------------------------------------------------
                                                                                    (IN THOUSANDS)

HELD-TO-MATURITY:
  U.S. Treasury and agency securities                $  3,000               $  -                  $    (30)           $  2,970
  Obligations of states and political subdivisions          -                  -                         -                   -
  Corporate securities                                  2,675                  5                        (6)              2,674
  Equity securities                                         -                  -                         -                   -
  Mortgage backed securities                           10,192                143                       (53)             10,282
                                                  ------------------------------------------------------------------------------
    Total securities                                  $15,867               $148                  $    (89)           $ 15,926
                                                  ==============================================================================

Maturities of investment securities classified as available-for-sale at December 31, 1996 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 AVAILABLE-FOR-SALE
                                         AMORTIZED
                                            COST                  FAIR VALUE
                                       ---------------------------------------
                                                     (IN THOUSANDS)
No maturity                                $23,653                   $23,725
Due in one year or less                     12,635                    12,715
Due after one year through five years       39,673                    39,925
Due after five years through ten years      87,491                    87,798
Due after ten years                        138,480                   137,657
Mortgage-backed securities                 211,502                   211,666
                                       ---------------------------------------
    Total securities                      $513,434                  $513,486
                                       =======================================

Maturities of investment securities classified as held-to-maturity at December 31, 1996 by contractual maturity, are shown below. Expected maturities will differ from contracted maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                HELD-TO-MATURITY
                                          AMORTIZED
                                             COST            FAIR VALUE
                                        -----------------------------
                                                (in thousands)
No maturity                              $     -            $     -
Due in one year or less                    1,778              1,777
Due after one year through five years      4,011              3,968
Due after five years through ten years         -                  -
Due after ten years                            -                  -
Mortgage-backed securities                 8,510              8,603
                                        -----------------------------
    Total securities                     $14,299            $14,348
                                        =============================

Proceeds from sales of securities (excluding trading securities) during 1996, 1995 and 1994 were $146,580,000, $140,291,000, and $23,063,000, respectively.
Gross gains of $841,000, $1,599,000, and $110,000 and gross losses of $150,000, $809,000, and $34,000 were realized on those sales for 1996, 1995, and 1994, respectively. During 1996, 1995, and 1994 there were no sales of securities classified as held-to-maturity.

On December 1, 1995, securities held-to-maturity were reclassified to available-for-sale pursuant to the FASB issuance of "A Guide to Implementation of Statement 115" that allowed entities to reassess the appropriateness of the reclassification of all securities. At the date of transfer, these securities held an amortized cost of $239,332,000 and a net unrealized gain of $1,227,000.

Mortgage-backed securities include mortgage-backed securities and collateralized mortgage obligations. The mortgage-backed securities represent participating interest of pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Collateralized mortgage obligations are debt securities that are secured by mortgage loans or other mortgage-backed securities.

Securities with an amortized cost of $356,602,000 and $265,222,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and securities sold under agreements to repurchase and for other purposes as required by law or contract.

The Company did not have any investment securities of states (including their political subdivisions) that individually exceeded 10% of stockholders' equity at December 31, 1996 and 1995.

------------------------------------------------------------------------------
NOTE 7   LOANS
------------------------------------------------------------------------------

The following summarizes loans by classification at December 31 of each year.


                                                1996           1995
                                             --------------------------
                                                   (in thousands)
Real estate loans                            $  650,624     $  632,664
Commercial loans                                421,948        314,562
Consumer loans                                  238,321        178,720
Tax exempt loans                                  9,686          4,295
Mortgage repurchase loans                        95,276         80,031
                                             --------------------------
    Total loans                              $1,415,855     $1,210,272
                                             ==========================

MORTGAGE REPURCHASE LOANS

The Company has entered into agreements with mortgage companies in which the Company purchases, at its discretion, mortgage loans from the mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. The Company records interest income on the loans during the funding period and the Company records fee income (recorded as noninterest income) received from the mortgage company for each loan when resold. The interest income recorded is based on a rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans. Such loans are reviewed, prior to purchase, for evidence that the loans are of secondary market quality or meet the Company's internal underwriting guidelines. An assignment of the mortgage to the Company is required. In addition, the Company either takes possession of the original note and forwards such note to the end investor or the Company receives a certified copy of the note and subsequently receives acknowledgment from the end investor of receiving the original note. A commitment to purchase from an end investor is required prior to purchase by the Company. In the event that the end investor would not honor this commitment and the mortgage companies would not be able to honor their repurchase obligations, the Company would then need to sell these loans in the secondary market at the fair value of these loans. Purchase money and refinance loans are generally held no more than 90 days by the Company and are typically resold within 30 days. The Company also purchases interim construction loans under this program and holds these loans for the duration of the construction loan period which is typically six months or longer. With regard to the interim construction loans in the pipeline, the Company recognizes that there may be additional credit risk due to possible change in the borrower's financial condition during the interim construction period. The Company had approximately $25,407,000 and $29,416,000 of interim construction loans purchased under agreements to resell at December 31, 1996 and 1995.

The mortgage companies from which individual mortgage loans have been purchased under agreements to resell and the related amounts of such loans outstanding are as follows at December 31:


Company                                                       1996              1995
-------                                                      ------            ------
Company A                                                $  5,172,843        $12,792,251
Company B                                                   8,611,206          8,614,313
Company C                                                  13,677,480          6,791,723
Company D                                                   8,336,445          5,023,314
Company E                                                   5,646,301              -----
Company F                                                   5,619,318          3,058,493
Companies with balances between $1,000,000 and $5,000,000

                                                                          23


  (1996-16 companies; 1995-11 companies)                   35,126,513         30,195,670
Other companies with balances less than $1,000,000         13,085,574         13,555,486
                                                          -----------        -----------
                                                          $95,275,680        $80,031,250
                                                          ===========        ===========


The following summarizes nonaccrual loans and loans greater than 90 days delinquent which are still accruing interest at December 31 of each year.

                                     1996                              1995
                                 -----------------------------------------------
                                     Non-       90 Days        Non-       90 Days
                                    Accrual     Past Due      Accrual     Past Due
--------------------------------------------------------------------------------
                                                 (Dollars in thousands)
Real estate loans                   1,742       3,459         5,268       2,078
Commercial loans                    4,569       2,239         4,806         406
Consumer loans                        118         503           395          71
Tax exempt loans                        -           -             -           -
Mortgage repurchase loans           4,700           -             -           -
                                 -----------------------------------------------
    Total loans                    11,129       6,201        10,469       2,555
                                 ===============================================

For the years ended December 31, 1996, 1995 and 1994, if nonaccrual loans had been maintained current in accordance with their original terms, additional interest income of $1,100,000, $449,000, and $207,000, respectively, would have been realized.

In addition to the loans classified as nonaccrual and greater than 90 days delinquent still accruing interest at December 31, 1996 and 1995, there were other loans of approximately $11,118,000 in 1996 and $10,530,000 in 1995, where management is closely following the borrowers' ability to continue to comply with loan payment terms. Current conditions do not warrant classification as nonperforming, nor is any principal loss on these loans considered likely at this time. The Company is not dependent upon any single industry or business for its banking opportunities.

The recorded investment in impaired loans at December 31, 1996 and 1995 totaled $13.3 million and $9.3 million, respectively, for which a specific allowance for loan losses of $1.6 million and $893,000, respectively, was required as of and for the years then ended. As of December 31, 1996 and 1995, the average recorded investment in impaired loans approximated $10.9 million and $6.1 million, respectively. For the years ended December 31, 1996 and 1995, interest income recorded on such loans totaled $688,000 and $622,000, respectively, of which $475,000 and $517,000 respectively has been recorded on a cash basis.

Certain officers, directors, and entities with which they are affiliated have borrowed funds from the Company. These loans were made in the ordinary course of business on substantially the same terms as loans to other persons and, in the opinion of management, do not involve more than the normal risks of collectibility or present other unfavorable features. Such loans at December 31, 1996 and 1995 aggregated approximately $14,903,000 and $13,337,000 respectively. The net decrease of $1,566,000 in such loans resulted from new loans of $5,442,000 and collections on loans of $3,876,000.

The following summarizes the activity in the allowance for loan losses.

                                                  1996            1995            1994
                                                -----------------------------------------
                                                              (IN THOUSANDS)
Balance, beginning of year                      $13,854          $11,787        $11,165
Provisions charged against income                 2,681            1,422            382
Recoveries                                          734              335            363
Allowance of acquired financial institutions          -            1,855            655
                                                -----------------------------------------
                                                 17,269           15,399         12,565
Loans charged off                                (2,360)          (1,546)          (778)
                                                -----------------------------------------
Balance, end of year                            $14,909          $13,853        $11,787
                                                =========================================


------------------------------------------------------------------------------
NOTE 8   PREMISES AND EQUIPMENT, NET
------------------------------------------------------------------------------
The following summarizes premises and equipment by classification at December
31.

                                                    1996                   1995
                                                  -------------------------------
                                                          (in thousands)
Land and land improvements                       $  4,766                $  4,727
Buildings                                          25,746                  23,452
Furniture, fixtures and equipment                  18,687                  19,125
                                                  -------------------------------
  Subtotal                                         49,199                  47,304
Less accumulated depreciation                      23,117                  21,451
                                                  -------------------------------
Premises and equipment, net                       $26,082                 $25,853
                                                  ===============================

Depreciation expense charged to operations was $2,856,000, $2,252,000, and $1,876,000 in 1996, 1995, and 1994, respectively.


------------------------------------------------------------------------------
NOTE 9   TIME DEPOSITS
------------------------------------------------------------------------------

The following summarizes time deposits and their remaining maturities, included in interest-bearing deposits at December 31.

                                                    1996
                                                --------------
                                                (in thousands)
Due within one year                                $615,893
From one to two years                                93,363
From two to three years                              25,071
From three to four years                             17,815
From four to five years                              20,341
Over five years                                       3,659
                                                --------------
  Total                                            $776,142
                                                ==============

--------------------------------------------------------------------------
NOTE 10   SECURITIES SOLD UNDER REPURCHASE AGREEMENTS & OTHER BORROWINGS
--------------------------------------------------------------------------
The following is a schedule of securities sold under repurchase agreements and other borrowings at December 31 of each year.


                                                         1996             1995
                                                         -----------------------
                                                            (IN THOUSANDS)
Securities sold under repurchase agreements              $ 32,103      $  21,810
Federal funds purchased                                    69,900          7,000
Federal Home Loan Bank advances                           369,238        239,224
Other borrowings                                              203         18,350
                                                         -----------------------
  Total                                                  $471,444       $286,384
                                                         =======================

Securities sold under repurchase agreements represent an indebtedness of the Company secured by certain securities. At December 31, 1996 and 1995, the interest cost with regard to daily averages was 4.36% and 4.51%, respectively. Securities with an amortized cost of $29.9 million and $23.3 million and an estimated fair value of approximately $29.8 million and $23.7 million were pledged as collateral for these agreements at December 31, 1996 and 1995, respectively.

Federal funds purchased, which mature daily, had an interest cost with regard to daily averages of 6.24%, and 5.63% at December 31, 1996, and 1995, respectively.

Federal Home Loan Bank advances represent borrowings from Federal
Home Loan Bank. Advances of $728.9 million, and $2.1 billion, were drawn upon during 1996, and 1995, respectively. At December 31, 1996, 1995, and 1994, respectively, the interest cost with regard to daily averages was 5.78%, 6.13%, and 5.65%, with maturities of one to ninety-four months. These borrowings are secured by Federal Home Loan Bank stock (carried at $22.3 million), by all eligible first mortgage loans on one-to-four family dwellings held by the Bank (approximately $743.0 million at December 31, 1996) and by specific securities with a carrying value of approximately $9.5 million.

Other borrowings consist of the guaranteed ESOP obligation and a secured short-term, interest bearing promissory note. The ESOP entered into a loan agreement to borrow up to $1.2 million with an unrelated financial institution to purchase shares of common stock in the open market. The balance outstanding as of December 31, 1996 and 1995 was $203,000 and $350,000, respectively. The $18.0 million promissory note was a result of the Company's December 1, 1995 acquisition of Maco Bancorp, Inc. as a part of the purchase price and was paid in full in March 1996.

--------------------------------------------------------------------------
NOTE 11   FEDERAL INCOME TAXES
--------------------------------------------------------------------------

Federal income taxes (benefits) reported in the consolidated statements of income for the years ended December 31, 1996, 1995, and 1994 include the following components.

                                                 1996          1995           1994
                                            ----------------------------------------
                                                         (IN THOUSANDS)

U.S. Federal
  Current                                       $7,304       $5,811         $5,024
  Deferred                                      (1,267)        (593)           349
State
  Current                                        1,443        1,190          1,017
  Deferred                                         (37)         (55)           (21)
                                            ----------------------------------------
  Total                                         $7,443       $6,353         $6,369
                                            ========================================

The following federal income tax expense differs from the amounts computed by applying the federal income tax rate of 35% to pretax income at December 31 of each year.

                                                 1996          1995           1994
                                            ----------------------------------------
                                                         (IN THOUSANDS)
Computed ""expected'' tax                        $8,199        $7,755         $7,099
Tax exempt interest, net                           (478)         (430)          (481)
Low income housing credit                        (1,299)       (1,225)          (826)
Amortization of goodwill                            327            42             42
State income tax, net of federal benefit            860           768            741
Other, net                                         (166)         (557)          (206)
                                            ----------------------------------------
  Total                                          $7,443        $6,353         $6,369
                                            ========================================

The following presents the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 of each year.

                                                         1996                1995
                                                      -------------------------------
                                                           (Dollars in thousands)
Deferred Tax Assets:
  Allowance for loan losses                             (4,740)              (3,375)
  Deferred loan fees                                       182                  606
  Deferred directors fees                                  395                  364
  Deferred compensation                                      -                   80
  Depreciation                                             228                  220
  Capital loss carryforward                                887                  501
  Unrealized losses on securities available-for-sale       220                    -
  Alternative minimum tax credit carry forward               -                  563
  Other                                                  1,520                1,633
                                                      -------------------------------
    Total gross deferred tax assets                      8,172                7,342
  Less valuation allowance                                 (61)                 (61)
                                                      -------------------------------
    Net deferred tax assets                              8,111                7,281
                                                      ===============================

Deferred Tax Liabilities:
  Deposit base premium                                  (1,007)              (1,163)
  Deferred loan fees                                    (1,104)              (1,161)
  Depreciation                                            (600)                (564)
  Pension                                                 (271)                (270)
  Purchase discount                                     (1,369)              (1,932)
  Unrealized gains on securities available-for-sale       (236)              (1,097)
  Other                                                 (1,273)              (1,205)
                                                      -------------------------------
    Total gross deferred tax liabilities                (5,860)              (7,392)
                                                      -------------------------------
    Net deferred tax assets                              2,251                 (111)
                                                      ===============================

The valuation allowance for deferred tax assets at December 31, 1996 and 1995 was $61,000. The valuation allowance is due to capital losses from prior years which can only be utilized against subsequent capital gains.


------------------------------------------------------------------------------
NOTE 12   EMPLOYEE BENEFITS
------------------------------------------------------------------------------

The former Pinnacle, IFC and CB entities had various employee benefit programs which have remained in place upon consummation of the merger transactions on August 1, 1997. The details of each plan are described herein.

401(K) PLAN
The Company sponsors a defined contribution 401(k) plan for the benefit of former Pinnacle employees. The Company matches employee contributions at levels dependent upon current operating results. In 1996, 1995, and 1994, the Company contributions amounted to $63,000, $121,000 and $56,000, respectively. Employee contributions to the plan are based upon optional percentages (ranging from 2% to 10%) of before tax compensation.

PENSION PLANS
The Company sponsors a defined benefit pension plan which provides benefits to substantially all full time employees of the former Pinnacle entity. Benefits under the plan are based on the employees' years of service and compensation during the five highest paid plan years of the last ten years preceding retirement. The following presents the components of net pension income at December 31 of each year.


                                                        1996           1995           1994
                                                ------------------------------------------
                                                              (IN THOUSANDS)
Service cost - benefits earned during the year       $   463          $  333         $  283
Interest cost on projected benefit obligation            401             268            217
Actual return on plan assets                            (923)         (1,093)            (6)
Net amortization and deferral                            144             535           (551)
                                                ---------------------------------------------
  Net pension expense (income)                       $    85          $   43          $ (57)
                                                ============================================


The following presents the funded status of the former Pinnacle Bank's plan and amounts recognized in the consolidated balance sheets at December 31 of each year.


                                                1996            1995            1994
                                             -------------------------------------------
Actuarial present value of projected
  benefit obligation:
  Accumulated benefit obligation:
    Vested                                   $(3,440)          $(2,837)       $(1,785)
    Nonvested                                   (118)             (109)           (68)
  Provision for future salary increases       (2,580)           (1,969)        (1,560)
                                             -------------------------------------------
  Projected benefit obligation                (6,138)           (4,915)        (3,413)
Plan assets at fair value                      8,048             7,253          4,811
                                             -------------------------------------------
Excess of plan assets over projected
  benefit obligation                           1,910             2,338          1,398
Unrecognized net transition asset               (731)             (799)          (867)
Unrecognized net (gain)loss                       16              (259)           342
Unrecognized prior service cost                  (35)              (36)           (36)
                                             -------------------------------------------
Prepaid pension cost,
 included in other assets                      1,160             1,244            837
                                             ===========================================

Major assumptions used:
  Discount rate                                 7.50%             7.75%          7.25%
  Rate of increase in compensation levels       5.50%             6.00%          6.00%
  Expected long-term rate on plan assets       10.00%            10.00%         10.00%


The plan assets are invested primarily in a collective investment trust at December 31, 1996, 1995 and 1994.

The Company is also a part of a multi-employer defined benefit pension plan covering substantially all former CB employees. The plan is administered by the directors of the Financial Institutions Retirement Fund. There is no separate actuarial valuation of plan benefits nor segregation of plan assets specifically for the Company. As of June 30, 1996, the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total vested benefits. There was no pension plan expense or contribution for the years ended December 31, 1996, 1995 and 1994. The administrative cost of the plan is charged to expense and amounted to $1,052, $4,815 and $3,294 for the years ended December 31, 1996, 1995 and 1994.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
The Company has a Retiree Medical Plan which provides a portion of retiree medical care premiums for certain former Pinnacle employees. The Company's level of contribution is based on age and service formula which provides benefits to substantially all retired participants until December 31, 1997 and will provide benefits to active participants in a 100% co-pay basis until age
65. The components of the 1996, 1995 and 1994 net periodic postretirement benefit cost are shown below:
                                                                          29

                                             1996           1995             1994
                                          ------------------------------------------
                                                         (in thousands)
Service cost                                $   -           $   -           $   -
Interest cost                                  19              21              20
Net amortization and deferral                  33              33              25
                                          ------------------------------------------
 Net periodic postretirement benefit cost   $  52           $  54           $  45
                                          ==========================================

The funded status of the plan and the amounts recognized in the consolidated balance sheets are shown below:


                                             1996            1995            1994
                                          ------------------------------------------
                                                      (in thousands)
Retired participants and beneficiaries     $  (248)        $  (281)        $  (275)
Active participants                              -               -               -
                                          ------------------------------------------
  Accumulated postretirement
    benefit obligation                        (248)           (281)           (275)
Plan assets at fair value                        -               -               -
Excess of accumulated postirement
    benefit obligation over plan assets       (248)           (281)           (275)
Unrecognized transition obligation             193             226             260
Unrecognized loss(gain)                         (6)              2             (28)
                                          ------------------------------------------
    Accrued postretirement benefit
      obligation                              $(61)           $(53)           $(43)
                                          ==========================================


For measurement purposes, a 9.00%, 10.00% and 12.00% annual rate of increase in the per capita cost of covered benefits (health care cost trend rate) was assumed for 1996, 1995, and 1994, respectively; the rate was further assumed to decline to 4.00% after 8 years. The health care cost trend rate assumption has an increasing effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation by $25,000 and $53,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by $2,000 for years ended December 31, 1996, 1995 and 1994, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.50% for December 31, 1996 and 7.25% for December 31, 1995 and 1994.

SUPPLEMENTAL RETIREMENT PLANS
The Company maintains a supplemental retirement plan for executive officers of the former CB entity for which the payment of benefits is accelerated upon change of control of the Company. The Company has purchased insurance contracts on the lives of the participants in the supplemental retirement plan and has named the Company as beneficiary. While no direct contract exists between the supplemental retirement plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the supplemental retirement plan. For the years ended December 31, 1996 and 1995, the Company recorded a liability equal to the projected present value of the payment due at retirement based on the projected remaining years of service using the projected unit credit method. During the year ending December 31, 1996, the Company funded the liability to a secular trust. This trust is not under the Company's control. The cash surrender value of the life insurance was approximately $995,000 and $938,000 at December 31, 1996 and 1995, and is included in other assets. The income derived from the investment in life insurance included in other income was approximately $57,000, $59,000 and $52,000 for the years ended December 31, 1996, 1995 and 1994. The cost of the plan charged to expense was approximately $39,000, $44,000 and $40,000 for the years ended December 31, 1996 and 1995. The accrued liability to the Company was approximately $0 and $203,000 at December 31, 1996 and 1995.

The Company also has a supplemental retirement plan for certain senior executives of the former IFC entity. The plan provides for a retirement benefit based on years of service and compensation levels. The Company has purchased corporate-owned life insurance to partially fund its obligation under this plan. The expense recognized in 1996 totaled $230,000 compared to $25,000 in 1995 and $105,000 in 1994.

EMPLOYEE STOCK OWNERSHIP PLANS The Company has established a leveraged Employee Stock Ownership Plan ("ESOP") in which all former IFC employees who attain minimum age and service requirements are eligible to participate. The Company is to make contributions on behalf of each participant at the rate of 1 percent of such participant's total compensation. The Board of Directors may authorize additional contributions at its discretion. The Company recorded expenses related to these plans of $278,000, $407,000, and $402,000 for the years ended December 31, 1996, 1995, and 1994, respectively. The Company's 1996 contribution to the ESOP was $350,350 compared to $382,628 in 1995 and $362,093 in 1994. The ESOP entered into a loan agreement to borrow up to $1,200,000 from an unrelated financial institution to purchase shares of common stock in the open market. The loan is unconditionally guaranteed by the Company and an equivalent amount, which is comparable to unearned compensation, is shown as a deduction of shareholders' equity. Both the liability and the amount of shareholders' equity will be reduced in equal amounts as the ESOP repays the borrowing. The ESOP will repay the loan, plus interest, over a ten-year period using company contributions.

At December 31, 1996 and 1995, the outstanding ESOP loan balance was $203,096 and $349,934, respectively. The interest incurred on the ESOP loan amounted to $18,950 in 1996, $31,250 in 1995, and $29,848 in 1994. Dividends earned on unallocated shares are used to purchase additional shares of stock for the ESOP. Dividends paid on the unallocated ESOP shares totaled $45,519 in 1996, $50,023 in 1995, and $53,780 in 1994. The table below summarizes shares of Company Stock held by the ESOP.




                                                                 December 31,
                                                           ---------------------
                                                             1996           1995
                                                           ---------------------
Shares allocated to participants                          185,171        168,396
                                                          ----------------------
Unallocated shares:
 Grandfathered under SOP 93-6                              10,672         31,507
 Unearned ESOP shares                                      29,706         24,004
                                                          ----------------------
  Total                                                   225,549        223,907
                                                          ----------------------
 Fair value of unearned ESOP shares                      $664,671       $510,085
                                                          ======================

The Company also maintains an ESOP for eligible employees of the former CB entity. Employees with 1,000 hours of employment with the Company and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company to purchase 108,729 shares of common stock. Collateral for the loan is the common stock purchased by the ESOP. The loan is being repaid principally from the Company's discretionary contributions to the ESOP over a seven-year period ending in 1999, at a variable interest rate. The current interest rate for the loan is 9.00%. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death retirement (or early retirement), or disability will not receive any benefit under the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable in the form of stock or cash upon termination of employment. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

The ESOP compensation expense was $64,211 for each of the years ended December 31, 1996, 1995 and 1994. SOP 93-6 does not effect the Company's recognition of compensation expense as all shares currently held were purchased prior to December 31, 1992. The ESOP shares as of December 31, were as follows:


                                                         1996              1995
                                                        -------          -------
Allocated shares                                         62,260           45,482
Shares released for allocation                             ----              827
Unreleased shares                                        46,469           62,420
                                                       --------         --------
                                                        108,729          108,729
                                                       =========        =========


RECOGNITION AND RETENTION PLANS

The Company has established the Recognition and Retention Plans (RRP) as a method of providing directors, officers and other key employees of the former CB entity with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Company. The terms of each RRP will be identical, only the participants and the number of shares awarded to each participant vary. Eligible directors, officers and other key employees of the Company will earn (i.e., become invested in) shares of common stock covered by the award at a rate of 20% per year. The Company contributed funds to the RRP to enable the Plans to acquire in the aggregate 46,600 shares of common stock. An expense of $16,475, $26,968 and $41,999 was recorded for these Plans for the years-ended December 31, 1996, 1995, and 1994.

DIRECTORS COMPENSATION PLANS

The Company sponsors a stock-based deferred compensation plan for directors of the former IFC entity, in which directors can defer fees and purchase phantom units of the Company's common stock at $11.63. The amount charged to expense related to this plan was $156,839, $162,199, and $54,198 in 1996, 1995, and 1994, respectively. At December 31, 1996, the directors had purchased 31,894 phantom units of which 8,903 were purchased in 1996.

The Company also sponsors a deferred compensation plan for its Board of Directors of the former CB entity. Under the terms of the plan, directors may elect to defer a portion of their fees which would be retained by the Company with interest being credited to the participant's deferred balance. Upon retirement, the participant would be entitled to receive the accumulated deferred balance, paid over a specified number of years. The Company has purchased insurance contracts on the lives of the participants in the deferred compensation plan and has named the Company as beneficiary. While no direct contract exists between the deferred compensation plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the deferred compensation plan. The cash surrender value of the life insurance was approximately $1,474,000 and $1,426,000 at December 31, 1996 and 1995, and is included in other assets. The income derived from the investment in life insurance included in other income was approximately $48,000, $75,000 and $68,000 for the years ended December 31, 1996, 1995 and 1994. At December 31, 1996 and 1995, the accrued liability for deferred fees was approximately $241,000 and $152,000.

The former CB Board of Directors adopted the Outside Directors' Consultation and Retirement Plan (the "Directors' Consultation Plan"). The purpose of the Directors' Consultation Plan is to provide possible retirement benefits to directors who are not officers or employees of the former CB entity to ensure that the Company will have their continued service and assistance, if annually contracted for by the Board of Directors in the conduct of the Company's business in the future. Effective April 1, 1996, the Board of Directors of the Company approved the Outside Director's Emeritus Plan (the "Directors' Emeritus Plan) to replace the Outside Directors' Consultation and Retirement Plan. The purpose of the Directors' Emeritus Plan is to ensure that the Company may, if the Board so desires, have the continued service and assistance of directors who are not officers or employees of the Company in the conduct of the Company's business in the future. The Directors' Emeritus Plan provides that a participant will be eligible, upon termination due to retirement, resignation, discharge, death, disability or otherwise, to receive an amount equal to the most recently received monthly board fee paid to the outside director prior to his termination for a period of 48 months. Directors eligible to participate in the Directors' Emeritus Plan consist of directors who are not active officers or employees of the Company, who have served as a director for at least three consecutive years and have attained the age of 55. However, an outside director with three years of continuous service whose termination is due to retirement and is prior to his attaining age 55 will become eligible to receive benefits under the Directors' Emeritus Plan when he reaches age 55. In addition, if an outside director with three years of continuous service becomes disabled or dies prior to reaching age 55 or prior to his electing director emeritus status, he or his beneficiary shall receive benefits under the Directors' Emeritus Plan. The resulting liability from the Directors' Emeritus Plan approximates the liability accrued under the Directors' Consultation Plan. An expense of approximately $33,000, $37,000 and $80,000 was recorded for these plans for the years ended December 31, 1996, 1995 and 1994. The resulting liability to the Company was approximately $244,000 and $211,000 at December 31, 1996 and 1995.

During the year ending December 31, 1996, the Company purchased insurance contracts on the lives of the participants in the Directors' Emeritus Plan and has named the Company as beneficiary. While no direct contract exists between the Directors' Emeritus Plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the Directors' Emeritus Plan. The cash surrender value of the life insurance was approximately $250,000 at December 31, 1996, and is included in other assets. There was no income derived from the investment in life insurance for the year ending December 31, 1996.

-----------------------------------------------------------------------------
NOTE 13   STOCK OPTION PLANS
-----------------------------------------------------------------------------

At Pinnacle's 1993 Annual Stockholders Meeting, a non-qualified stock option plan (the "Plan") was presented to and approved by the stockholders of the Company. The Compensation Committee of the Board of Directors, none of whom is eligible to participate in the Plan, awarded certain key employees options to purchase shares of the Company's common stock at an exercise price which approximates the fair market value at the date of grant. All stock options have five year terms and vest and become fully exercisable after five years from date of grant.The Board of Directors of the former CB entity has adopted the CB Bancorp, Inc. 1992 Stock Option Plan for outside directors (the "Directors' Plan") of the former CB entity. Options for the purchase of shares of common stock are authorized under the Directors' Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible directors may exercise 100% of the options awarded to them.

The Company also awards incentive and non-qualified stock options to certain former directors, officers and key employees. All options granted have 10 year terms and vest and become fully exercisable over a 5 year period from the grant date.

A summary of the Company's stock options activity and related information for the year ended December 31, is as follows:



                                             1996                          1995                          1994
                                         ------------------------------------------------------------------------------
                                                       Wtd. Avg.                    Wtd. Avg.           Wtd. Avg.
                                                       Exercise                     Exercise            Exercise
                                         Options         Price        Options         Price         Options      Price
  Outstanding - beginning of year        499,921       11.80          491,327          12.79        506,076       6.83
  Granted                                121,750       20.90          153,750          16.85        103,848      16.88
  Exercised                               61,311        6.40          105,239           6.19        108,659       5.74
  Forfeited or canceled                   22,860       14.13           39,917          12.48          9,939      13.20
  Outstanding - end of year              537,499       14.38          499,921          11.80        491,327       9.07
Exercisable - end of year                288,912       11.61          253,738           9.48        227,823      10.94


At December 31, 1996, the range of exercise prices and weighted average remaining contractual life of outstanding options was $4.625 to $21.16 and
5.7 years, respectively.

The per share weighted-average fair value of stock options granted during 1996 and 1995 was $4.80 and $3.99, respectively, on the date of grant using the Black Scholes option-pricing mode with the following weighted-average assumptions: risk-free interest rate of 6.50%; a dividend yield of 3.75%; volatily factors of the expected market price of the Company's common stock of .216% and .341% for the former IFC and Pinnacle options, respectively, and a weighted-average expected life of the option of 7 years and 3.5 years for the former IFC and Pinnacle options, respectively. The weighted-average assumptions for CB options are not included in the calculation as no former CB options were granted after December 31, 1994.

The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's pro forma information follows (in thousands, except for earnings per share information):


                                        1996           1995
                                       ------         ------
Pro forma net income                   15,699         15,853
Pro forma earnings per share             1.29           1.54


Pro forma net income and earnings per share reflect only options granted since December 31, 1994. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in pro forma net income and earnings per share presented above because compensation cost is reflected over the options' vesting period of generally five years and compensation cost for options granted prior to January 1, 1995 is not considered.

------------------------------------------------------------------------------
NOTE 14   SUPPLEMENTARY INCOME STATEMENT INFORMATION
------------------------------------------------------------------------------

Other than the items listed below, other noninterest income and other noninterest expenses did not include any accounts that exceeded 1% of total revenue, which is the sum of total interest income and total noninterest income.

                                           1996            1995           1994
                                       -----------------------------------------
                                                     (IN THOUSANDS)
Other noninterest income:
  Service charges on deposit accounts      $4,341         $3,653         $2,999
  Trust fees                                  789            605            485
  Recoveries on distressed assets             250            296            262
  Gain on sale of loans, net                1,019            545              -
  Merchant & loan servicing fees            1,716          1,326          1,732
  Fees related to loans purchased
    under agreements to resell                689            369            164
  Brokerage fees                            1,982          1,263            963

Other noninterest expense:
  Salaries and benefits                    21,690         17,599         14,803
  Occupancy                                 4,123          3,076          2,707
  Equipment                                 3,473          2,813          2,166
  Professional and legal fees               1,969          1,257          1,345
  Amortization of intangibles               2,037          1,269            577
  FDIC Insurance                            7,858          1,965          2,064
  Supplies                                  1,434            973            806
  Postage                                   1,202            900            692
  Marketing and promotion                   2,244          1,469          1,064
  Computer processing                       1,972          1,702          1,029



------------------------------------------------------------------------------
NOTE 15   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
------------------------------------------------------------------------------

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are loan commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contract amount of these instruments reflects the extent of involvement the Company has in these financial instruments.

The following presents financial instruments with off-balance sheet risk at December 31 of each year.

                                           1996            1995
                                        --------------------------
                                             (in thousands)
Financial instruments whose contract
    amounts represent credit risk
  Commitments to extend credit          $ 148,826        135,683
  Letters of credit
                                            5,660          4,151
  Undisbursed construction loans
    in repurchase program                  12,419         12,412


Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. All letters of credit are short-term guarantees of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company has a secured interest in various assets as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held on those commitments at December 31, 1996 and 1995 is in excess of the committed amount.

------------------------------------------------------------------------------
NOTE 16   PARENT COMPANY FINANCIAL INFORMATION
------------------------------------------------------------------------------

CONDENSED PARENT COMPANY ONLY BALANCE SHEETS

                                                        December 31
                                                   ----------------------
                                                    1996            1995
                                                   ----------------------
                                                       (in thousands)
ASSETS
  Cash and due from banks                           $8,197         $6,615
  Interest-bearing deposits with
    financial institutions                               -         18,100
  Securities available for sale                        217            165
  Investment in subsidiaries                       157,014        153,087
  Note recievable                                    1,450            950
  Other assets                                       5,433          5,454
                                                    ----------------------
   TOTAL ASSETS                                   $172,311       $184,371
                                                  ========================




LIABILITIES
  Notes payable and other liabilities             $  2,052        $ 19,913
STOCKHOLDERS' EQUITY
  Common stock                                      19,110          19,110
  Additional paid-in capital                        78,192          77,486
  Retained earnings                                 83,599          76,241
  Treasury stock at cost                           (10,304)         (9,710)
  Guaranteed ESOP obligation                          (379)           (590)
  Recognition and retention plan obligation             (4)            (21)
  Net unrealized gain on securities
    available-for-sale                                  45           1,942
                                                   -----------------------
    Total stockholders' equity                     170,259         164,458
                                                   -----------------------
    Total liabilities and stockholders' equity    $172,311        $184,371
                                                   =======================


CONDENSED PARENT COMPANY ONLY STATEMENTS OF INCOME


                                                    Year ended December 31
                                               ----------------------------------
                                                1996         1995         1994
                                               ----------------------------------
                                                       (in thousands)
Income
  Dividends from subsidiaries                   $14,445       $27,522     $14,904
  Interest and other income                       1,200           414         192
                                               ----------------------------------
    Total income                                 15,645        27,936      15,096
                                               ----------------------------------
Expenses
  Salaries and benefits                             290           222         124
  Other operating expenses                        1,492         1,115         942
                                               ----------------------------------
    TOTAL EXPENSES                                1,782         1,337       1,066
                                               ----------------------------------

Income before income tax benefit and
    undistributed earnings
    of subsidiaries                              13,863        26,599      14,030
Income tax benefit                                 (210)         (342)       (293)
Equity in undistributed earnings of
    subsidiaries                                  2,014       (10,720)       (111)
                                               ----------------------------------
  NET INCOME                                    $16,087        $16,221     $14,212
                                               ----------------------------------

CONDENSED PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED DECEMBER 31
                                                       ------------------------------------------
                                                          1996             1995           1994
                                                       ------------------------------------------
           December 31,1996
---------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $16,087         $16,221        $14,212
  Equity in undistributed earnings
    of subsidiaries                                        (2,014)         10,720            111
  Other, net                                               (1,188)         (1,056)           555
                                                       ------------------------------------------
   NET CASH PROVIDED BY
      OPERATING ACTIVITIES                                 12,885          25,885         14,878
                                                       ------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net decrease (increase) in interest-
    bearing deposits with
    financial institutions                                 18,108          (17,610)          (391)
  Purchase acquisition, net of cash                             -          (28,219)        (6,735)
  Borrow funds to IndFed Mortgage Company                       -             (950)             -
  Purchase preferred stock of Forrest Holdings, Inc.       (2,500)               -              -
  Purchase common stock of IFB Investment Services, Inc.     (100)            (100)             -
  Purchase common stock of IndFed Mortgage Company              -           (1,000)             -
  Purchase of available-for-sale securities                  (507)             (35)          (125)
  Proceeds from paydowns of available-for-sale securities      27               27             59
                                                       ------------------------------------------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES       15,028          (47,887)        (7,192)
                                                       ------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                      662           13,821            606
  Purchase of treasury shares at cost                        (613)            (957)        (1,778)
  Contribution to fund ESOP                                   211              125            180
  (Repayments) Proceeds from short-term borrowings        (18,000)          18,000              -
  Dividends paid                                           (8,590)          (6,826)        (5,678)
                                                       ------------------------------------------
    NET CASH USED (PROVIDED) BY FINANCING ACTIVITIES      (26,330)          24,163         (6,670)
                                                       ------------------------------------------
Net increase in cash and cash equivalents                   1,583            2,161          1,016
Cash and cash equivalents at beginning of year              6,615            4,454          3,438
                                                       ------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                   $8,198           $6,615         $4,454
                                                       ==========================================


------------------------------------------------------------------------------
NOTE 17   DIVIDENDS FROM HOLDING COMPANY
------------------------------------------------------------------------------

The Company is a legal entity separate and distinct from its subsidiaries. Substantially all of the Company's revenues result from dividends paid to it by its subsidiaries and from earnings on investments. There are statutory and regulatory requirements applicable to the payment of dividends by Pinnacle Bank as well as by the Company to its stockholders. Under the foregoing dividend restrictions, Pinnacle Bank, without obtaining government approvals, could declare aggregate dividends in 1996 of approximately $46.7 million.

On December 1, 1995 the Company, in conjunction with the acquisition of Maco Bancorp, issued 862,500 shares in a public offering and issued 1,188,954 shares to the sole shareholder of Maco resulting in total shares outstanding increasing from 9,980,009 to 12,031,463.

Unless prior regulatory approval is obtained, banking regulations limit the amount of dividends that Pinnacle Bank can declare during 1997, to the 1996 profits, as defined in the Federal Reserve Act, plus retained net profits for 1996 and 1995.

------------------------------------------------------------------------------
NOTE 18   COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------------------------------------

The Company has entered into indemnification agreements with the principal sole stockholder of Maco, subject to certain conditions, to partially indemnify Pinnacle from certain liabilities. Any claim on costs incurred by Pinnacle related to such liabilities must be made by May 26, 1998. The indemnification agreements relate to two transfer agreements and other various matters entered into on May 4, 1995 between Maco and an affiliate of the principal sole stockholder of Maco, that relate to litigation in effect prior to the acquisition.

The first item relates to the 1988 acquisition of a distressed thrift by Maco through an assistance agreement with the Federal Savings and Loan Insurance Corporation ("FSLIC"). The Federal Deposit Insurance Corporation ("FDIC"), successor-in-interest to FSLIC, has brought suite seeking payment of $3,000,000 allegedly due it under such agreement. Management believes the FDIC suit is without merit and the indemnification agreement and a related escrow agreement reduces any risk of loss to the Company. The second item relates to a counterclaim brought against Maco as a result of a claim made against a third party by Maco. The Company intends to vigorously defend these actions, even though it is covered by the indemnification agreements.

There are various other matters of litigation pending against the Company that have arisen during the normal course of business. Based upon discussions with legal counsel, management believes that the aggregate liability, if any, issuing from these matters will not be material to the financial results of the Company.

------------------------------------------------------------------------------
NOTE 19   SUBSEQUENT EVENT-ACQUISITION
------------------------------------------------------------------------------

As a result of the merger transactions of IFC and CB on August 1, 1997, the Company recorded pre-tax restructuring charges approximating $11.5 million to account for one-time expenses associated with the transactions. Additionally, the company recorded a $10.0 million pre-tax increase in the provision for loan losses as a result of conforming loan loss reserve methodologies of IFC and CB to that of the Company.

On October 14, 1997, the Company entered into a definitive agreement to sell the Company to CNB Bancshares, Inc. (CNB) of Evansville, Indiana ($4.4 billion in total assets). The fixed exchange ratio is 1.0365 shares of CNB Common Stock issued for each share issued and outstanding of Pinnacle Common Stock, and it is anticipated to be accounted for using the pooling-of-interests method of accounting. The sale is subject to shareholder and regulatory approval and is expected to close in the second quarter of 1998.

SELECTED QUARTERLY FINANCIAL INFORMATION

                                           March 31           June 30         September 30        December 31
                                         -----------------------------------------------------------------------
                                                            (in thousands, except stock prices)
1996
Interest income                              34,646             35,649            37,452             40,156
Net interest income                          16,118             16,651            17,383             18,152
Provision for loan losses                       241                520               810              1,110
Income before income tax expense              6,925              6,329             2,637              7,639
Net income                                    4,788              4,208             2,057              5,034

Net income per share                       $   0.39           $   0.35          $   0.17           $   0.41

Stock price range                       18.25-20.50        20.00-21.75       19.50-24.75        23.25-25.00

1995
Interest income                              25,190             26,488            26,550             29,688
Net interest income                          12,670             12,995            13,011             14,171
Provision for loan losses                       299                141               171                811
Income before income tax expense              5,049              6,682             5,750              5,093
Net income                                    3,517              4,502             3,979              4,223

Net income per share                       $   0.35           $   0.44          $   0.39           $   0.39

Stock price range                       15.00-17.50        15.75-17.75       15.50-17.50        16.50-18.50